As filed with the Securities and Exchange Commission on March 18, 1994
                                  Registration No.
=================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                              Form S-3
                        REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933

                          ALLTEL Corporation
           (Exact name of registrant as specified in its charter)
          Delaware                                           34-0868285
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification No.)

                 One Allied Drive, Little Rock, Arkansas 72202
                            (501) 661-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           MAX E. BOBBITT
                              President
                          One Allied Drive
                      Little Rock, Arkansas 72202
                          (501)661-8118
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                Please send copies of all communications to:

                          FRANCIS X. FRANTZ
                   Senior Vice President-External Affairs
                            One Allied Drive
                      Little Rock, Arkansas 72202

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X
CALCULATION OF REGISTRATION FEE
============================================================================
                                    Proposed           Proposed
Title of each class     Amount      maximum            maximum     Amount of
of securities to be     to be     offering price      aggregate    registration
   registered         registered    per unit      offering price      fee

Debt Securities...  $250,000,000      100%*        $250,000,000*   $86,206.90
=============================================================================
* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=============================================================================




                                     ALLTEL CORPORATION

                               Cross Reference Sheet for
                            Registration Statement on Form S-3


   Items on Form S-3                             Prospectus Caption or Location

1.    Forepart of the Registration Statement     Forepart of the Registration
      and Outside Front Cover Page of Prospectus Statement, and Outside Front
                                                  Cover Page of Prospectus

2.    Inside Front and Outside Back Cover Pages  Inside Front Cover Page of
      of Prospectus                              Prospectus, and Not Applicable

3.    Summary Information, Risk Factors and      Not Applicable, Not Applicable,
      Ratio of Earnings to Fixed Charges         and Selected Financial
                                                 Information

4.    Use of Proceeds                            Use of Proceeds

5.    Determination of Offering Price            Not Applicable

6.    Dilution                                   Not Applicable

7.    Selling Security Holders                   Not Applicable

8.    Plan of Distribution                       Plan of Distribution

9.    Description of Securities to be Registered   Description of Securities

10.   Interests of Named Experts and Counsel      Legal Opinions, and Experts

11.   Material Changes                            Not Applicable

12.   Incorporation of Certain Information        Incorporation of Certain
      by Reference                                Documents by Reference

13.   Disclosure of Commission Position on        Not Applicable
      Indemnification for Securities Act
      Liabilities

P R O S P E C T U S




                         ALLTEL CORPORATION



                         Debt Securities


       ALLTEL Corporation ("Company" or "ALLTEL") may offer and sell from time to time up to $250,000,000 aggregate principal amount of its debt securities ("Securities"), which will be offered to the public on terms determined by market conditions at the time of sale.

       The Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of ALLTEL.

       Each issue of the Securities may vary as to aggregate principal amount, maturity date, public offering price or purchase price, interest rate or rates and timing of payments thereof, provisions for redemption, if any, sinking fund requirements, if any, and any other variable terms and method of distribution.
The accompanying Prospectus Supplement ("Prospectus
Supplement") sets forth the specific terms with regard to the Securities in respect of which this Prospectus is being delivered.


               THESE SECURITIES HAVE NOT BEEN APPROVED
                         OR DISAPPROVED BY THE
               SECURITIES AND EXCHANGE COMMISSION NOR
                      HAS THE COMMISSION PASSED
               UPON THE ACCURACY OR ADEQUACY OF THIS
                         PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A
                       CRIMINAL OFFENSE.



       The Securities may be sold to the underwriters for public offering pursuant to terms of offering fixed at the time of sale. In addition, the Securities may be sold by the Company directly or through agents. No Securities may be sold without delivery of a Prospectus Supplement describing such issue of Securities and the method and terms of offering thereof.



  The date of this Prospectus is             , 1994.

       No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus or the Prospectus Supplement, in connection with the offering contemplated hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus, as it may be supplemented, does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus, as it may be supplemented, does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or the Prospectus Supplement, nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to its date.

                      AVAILABLE INFORMATION
       ALLTEL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange
Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements, and other information filed by the Company may be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, as well as the following SEC
Regional Offices: Suite 1300, 7 World Trade Center, New
York, New York 10048; Northwestern Atrium Center, 500
West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, such information is available for inspection at the library of the New York Stock Exchange, Inc., 20 Broad
Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104. Copies can be obtained from the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Judiciary Plaza, 450
Fifth Street, N.W., Washington, DC 20549.
       The Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
       The information contained herein does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference in this Prospectus.
       There is hereby incorporated by reference in this Prospectus the Company's Annual Report on Form 10-K for the year ended December 31, 1993, filed pursuant to the Exchange Act.
       All documents filed by the Company after the date of this Prospectus pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, and prior to the termination of the offering of the Securities, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       Copies of the above documents (excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference therein) may be obtained upon written or oral request without charge by each person, including any beneficial owner of any Security, to whom this Prospectus is delivered, from the Vice President-Corporate
Communications, ALLTEL Corporation, One Allied Drive,
Little Rock, Arkansas 72202, telephone (501) 661-8000.

                       THE COMPANY
       ALLTEL, a Delaware corporation, is a leading telecommunications and information services company.
ALLTEL subsidiaries provide local telephone service, cellular telephone service, information services and communications products. The Company's principal executive offices are located at One Allied Drive, Little Rock, Arkansas 72202, telephone (501) 661-8000.

Telephone Operations
       The Company's telephone subsidiaries provide local and toll service access to approximately 1.6 million customer access lines through 668 telephone exchanges in parts of 22 states. No other regulated carrier furnishes local telephone service in any area served by ALLTEL. ALLTEL's telephone subsidiaries also provide facilities for private line, data transmission, and other communications services. In addition, these subsidiaries sell and lease end user telephone equipment, as well as maintenance and protection plans for customer-owned equipment.

Cellular Operations
       ALLTEL Mobile Communications, Inc. ("ALLTEL
Mobile"), a wholly-owned subsidiary of ALLTEL, provides cellular telephone and paging services. ALLTEL Mobile owns a majority interest in cellular systems in Charlotte, North Carolina; Little Rock, Fort Smith and Fayetteville, Arkansas; Montgomery, Alabama; Savannah and Albany, Georgia;
Aiken, South Carolina/Augusta, Georgia; Gainesville and
Ocala, Florida; and Springfield, Missouri; and a 50% interest in a cellular system in Jackson, Mississippi. ALLTEL Mobile also has limited partnership interests in thirteen other cellular systems and owns interests in various rural service areas as well. Additionally, ALLTEL Mobile owns and operates wide-area, computer-driven paging networks in Arkansas and Florida and ALLTEL's acquisition of SLT Communications,
Inc. in 1992 added a one-third ownership in one of the largest paging networks in Texas, which serves more than 115,000 subscribers.

Information Services Operations
       Systematics Information Services, Inc. ("Systematics"), a wholly-owned subsidiary of ALLTEL, provides a wide range of information processing services to the financial and telecommunications industries. Systematics' software and services are designed to fulfill substantially all of the retail information processing and management information requirements of financial institutions. Systematics also markets software worldwide to financial and telecommunications companies operating their own information processing departments.
       Computer Power, Inc. ("CPI"), a wholly-owned subsidiary of ALLTEL, provides data processing and related software and systems to financial institutions originating and/or servicing single family mortgage loans. CPI's on-line systems automate processing functions required in the origination of mortgage loans, the management of such loans while in inventory before they are sold on the secondary market, and their subsequent servicing.
       TDS Healthcare Systems Corporation ("TDS"), a wholly-owned subsidiary of ALLTEL, is the leading provider of comprehensive patient care and healthcare enterprise information systems. More than 200 leading hospitals in the United States, Canada and Europe are TDS software clients.

Product  Distribution Operations
       ALLTEL Supply, Inc. ("ALLTEL Supply"), a wholly-owned subsidiary of ALLTEL, with twelve warehouses and nine counter-sales showrooms across the nation, is a major distributor of telecommunications equipment and materials. ALLTEL Supply provides quality equipment to affiliated and nonaffiliated telephone companies, business systems suppliers, railroads, governments and retail and industrial companies. HWC Distribution Corp., a wholly-owned subsidiary of ALLTEL, with ten warehouses nationwide, is a leading supplier of specialty wire and cable products in the United States.
       In addition to its four principal business areas, ALLTEL operates subsidiaries that publish telephone directories and provide cable television service.

                      USE OF PROCEEDS
       The net proceeds from the sale of Securities will be used to reduce borrowings under the Company's revolving credit agreement, which were incurred to partially finance the acquisition of certain telephone properties of GTE Corporation in the State of Georgia, for expansion of cellular investments and other general corporate requirements.
     The Company's revolving credit agreement has a termination date of October 1, 1996, with provisions for annual extensions. The weighted rate of interest on the Company's borrowings under this agreement at December 31, 1993 was 3.4%.

                         SELECTED FINANCIAL INFORMATION
                              (Dollars in Millions)
       The following table sets forth certain selected financial information relating to the Company for the five year period ended December 31, 1993.

                            Year Ended December 31,

                                 1989      1990      1991     1992     1993

Total Revenues and Sales        $ 1556.7  $ 1691.2 $ 1884.0  $ 2082.5 $ 2342.1
    Income Before Income Tax    $  258.7  $  292.4 $  299.1  $  357.3 $  449.9
    Net Income                  $  178.5  $  200.1 $  199.4  $  228.6 $  262.0
    Fixed Charges               $   94.3  $   98.2 $  106.1  $  101.8 $  109.6

    Ratio of Earnings to Fixed
              Charges*              3.63      3.87     3.71      4.43     5.00
    Long-term Debt as a
    Percentage of Total
    Capitalization (End of Period)  48.2%     49.3%    49.3%     44.5%    51.2%
*
For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges include interest on indebtedness and the portion of rental expense representative of the interest factor.

The following table sets forth the Company's capitalization as of December 31, 1993.
                                                                    % of
                                              Outstanding       Capitalization
Long-term debt (including current
maturities)                                     $1,640.2             51.2%
Preferred stock, redeemable                          8.6               .3
Preferred stock, non-redeemable                      9.4               .3
Common equity                                    1,545.3             48.2
                                                $3,203.5             100.0%

                           DESCRIPTION OF SECURITIES
             The following description sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Securities.
              The Securities are to be issued under an Indenture ("Indenture") between the Company and Society National
Bank, Trustee ("Trustee"). The following summaries of certain provisions of the Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definition therein of certain terms. Particular sections of the Indenture that are relevant to the discussion are cited parenthetically. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.

General
              The Indenture does not limit the amount of Securities that can be issued thereunder, and additional debt securities may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by, or pursuant to a resolution of, the Company's Board of Directors or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms of the particular series of Securities being offered thereby: (i) the title of the Securities of the series; (ii) any limit upon the aggregate principal amount of the Securities of the series; (iii) the date or dates on which the principal of the Securities of the series will be payable; (iv) the rate or rates (or manner of calculation thereof), if any, at which the Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the Principal of and interest, if any, on the Securities of the series will be payable;
(vi) any redemption or sinking fund provisions; (vii) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that will be payable upon declaration of acceleration of the maturity thereof; (viii) whether the Securities of the series will be issuable in registered or bearer form, or both, any restrictions applicable to the offer, sale, or delivery of Securities in bearer form
("bearer Securities") and whether and the terms upon which bearer Securities will be exchangeable for Securities in registered form ("registered Securities") and vice versa; (ix) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts; and (x) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms that may be required by or advisable under United
States law or regulations or advisable in connection with the marketing of Securities of such series. To the extent not described herein, Principal and interest, if any, will be payable, and the Securities of a particular series will be transferable, in the manner described in the Prospectus
Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Securities.
              Each series of Securities will constitute unsecured and unsubordinated indebtedness of the Company and will rank on a parity basis with the Company's other unsecured and unsubordinated indebtedness.
              Securities of any series may be issued as registered Securities or bearer Securities, or both, as specified in the terms of the series. Unless otherwise indicated in the Prospectus Supplement, Securities will be issued in denominations of $1,000 and integral multiples thereof, and bearer Securities will not be offered, sold, resold, or delivered to U.S. persons in connection with their original issuance. For purposes of this Prospectus, "U.S. person" means a citizen, national, or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.
              If appropriate, federal income tax consequences applicable to a series of Securities will be described in the Prospectus Supplement relating thereto.

Exchange of Securities
              Registered Securities may be exchanged for an equal aggregate principal amount of registered Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(a).)
              To the extent permitted by the terms of a series of Securities authorized to be issued in registered form and bearer form, bearer Securities may be exchanged for an equal aggregate principal amount of registered or bearer Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b).) As of the date of this Prospectus, temporary United States Treasury regulations essentially prohibit exchanges of registered Securities for bearer Securities and, unless such regulations are modified, the terms of a series of Securities will not permit registered securities to be exchanged for bearer Securities.

Lien on Assets
              The Company covenants in the Indenture that, if at any time the Company mortgages, pledges, or otherwise subjects to any lien the whole or any part of a property or asset now owned or hereafter acquired by it, except as hereinafter described, the Company will secure the outstanding Securities, and any other obligations of the Company that may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge, or lien, for as long as any such indebtedness or obligation is so secured. This covenant does not apply to the creation, extension, renewal, or refunding of purchase-money mortgages or liens, or other liens to which any property or asset acquired by the Company is subject as of the date of its acquisition by the Company, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify the Company to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions, or other social security, or with any court, board, commission, or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents a person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company from mortgaging, pledging, or subjecting to any lien any property or assets, whether or not acquired by such person from the Company. (Section 4.02.)

Amendment and Waiver
              Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class); except that, without the consent of each Securityholder affected, an amendment or waiver may not (i) reduce the amount of Securities whose holders must consent to an amendment or waiver; (ii) change the rate of or change the time of payment of interest on any Security; (iii) change the principal of or change the fixed maturity of any Security; (iv) waive a default in the payment of the Principal of or interest on any Security; (v) make any Security payable in money other than that stated in the Security; (vi) reduce any premium payable upon redemption of any Security; or (vii) impair the right to institute suit for the enforcement of any payment on or with respect to any Security. (Section 9.02.) The Indenture may be amended or supplemented without the consent of any Securityholder (a) to cure any ambiguity, defect, or inconsistency in the Indenture or in the Securities of any series; (b) to provide for the assumption of all the obligations of the Company under the Securities and any coupons related thereto and the Indenture by any corporation in connection with a merger, consolidation, transfer, or lease of the Company's property and assets substantially as an entirety, as provided for in the Indenture; (c) to secure the Securities; (d) to provide for uncertificated Securities in addition to or in place of certificated Securities; (e) to make any change that does not adversely affect the rights of any Securityholder; (f) to provide for the issuance of, and establish the form and terms and conditions of, a series of Securities or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Securities; or (g) to add to rights of Securityholders. (Section 9.01.)

Successor Entity
              The Company may not consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity unless the successor entity is a U.S. corporation and assumes all the obligations of the Company under the Securities and any coupons related thereto and the Indenture and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all such obligations of the Company terminate. (Section 5.01.)

Deposit of Money or Government Obligations to Pay
Securities
              The Company has the right to terminate certain of its obligations under the Securities and the Indenture with respect to the Securities of any series or any installment of principal of or interest on that series if the Company irrevocably deposits with the Trustee, in trust for the benefit of the holders of that series or portions thereof, money or obligations of the United States of America sufficient to pay, when due, Principal of and interest on the Securities with respect to which a deposit is made to maturity or redemption or such installment of Principal or interest, as the case may be, and if all other conditions set forth in the Securities of that series are met. In such event, however, the Company's obligation to pay the Principal of and interest on the Securities shall survive. (Section 8.01; Section 4.01.)

Events of Default
              The following events are defined in the Indenture as "Events of Default" with respect to a series of Securities: (i) default in the payment of interest on any Security of such series for 90 days; (ii) default in the payment of the Principal of any Security of such series; (iii) failure by the Company for 90 days after notice to it to comply with any of its other agreements in the Securities of such series, in the Indenture, or in any supplemental indenture under which the Securities of that series may have been issued; and (iv) certain events of bankruptcy or insolvency. (Section 6.01.) If an Event of Default occurs with respect to the Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Securities of that series may declare the Principal (or, if the Securities of that series are original issue discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable. Upon such declaration, such Principal (or, in the case of original issue discount Securities, such specified amount) and all accrued interest thereon shall be due and payable immediately. (Section 6.02.)
              Securityholders may not enforce the Indenture or the Securities, except as provided in the Indenture. (Section 6.06.)
The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. (Section 7.01(f).)
Subject to certain limitations, holders of a majority in principal amount of the Securities of each series affected (with each series voting as a class) may direct the Trustee in its exercise of any trust power. (Section 6.05.) The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.)
The Company is not required under the Indenture to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Indenture.

Concerning the Trustee
              The Company maintains banking relationships in the ordinary course of business with the Trustee. The Trustee also serves as trustee under the Company's Indenture, dated as of June 15, 1961, and indentures supplemental thereto.

                         PLAN OF DISTRIBUTION
              The Company may sell the Securities to or through underwriters and also may sell the Securities directly to other purchasers or through agents. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.
              The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
              In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters and agents that participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities
Act. Any such underwriter or agent will be identified, and any such compensation will be described, in the Prospectus
Supplement.
              Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

                         LEGAL OPINIONS
              Legal matters in connection with the issuance and sale of the Securities will be passed upon for the Company by Ivester, Skinner & Camp, 111 Center Street, Suite 1200,
Little Rock, Arkansas 72201. Members of the law firm of Ivester, Skinner & Camp owned as of February 28, 1994, as a group 15,078 shares of the Company's Common Stock.

                              EXPERTS
              The financial statements and schedules incorporated by reference in the Company's annual report on Form 10-K for the year ended December 31, 1993, which are incorporated herein by reference, have been audited by Arthur Andersen &
Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                              PART II



               INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
Securities and Exchange Commission Filing Fee                     $86,206.90
Counsel Fees and Expenses
Fees and Expenses of Trustee
Printing and Engraving
Blue Sky Fees and Expenses
Accountants' Fees and Miscellaneous Expenses
       Total

Item 15.  Indemnification of Directors and Officers.
              Article VII of the Amended and Restated Certificate of Incorporation of ALLTEL (the "Certificate") provides for the indemnification of directors, officers, agents, and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents, and employees, respectively. In accordance with Section 145 of the Delaware General
Corporation Law, Article VII of the Certificate requires
ALLTEL to advance expenses incurred by a director in a legal proceeding prior to final disposition of the proceeding.
              In addition, as permitted under the Delaware General Corporation Law, ALLTEL has entered into indemnity agreements with its directors and officers. Under the indemnity agreements, ALLTEL will indemnify its directors and officers to the fullest extent permitted or authorized by the Delaware General Corporation Law, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification.
Under the terms of ALLTEL's directors and officers liability and company reimbursement insurance policy, directors and officers of ALLTEL are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. ALLTEL will indemnify such directors and officers under the indemnity agreements from all losses arising out of claims made against them, except those based upon illegal personal profit, recovery of short-swing profits, or dishonesty; provided, however, that ALLTEL's obligations will be satisfied to the extent of any reimbursement under such insurance.
              The Delaware General Corporation Law permits a Delaware corporation to indemnify directors, officers, employees, and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Delaware General Corporation Law permits a corporation to indemnify a director, officer, employee, or agent for fines, judgments or amounts paid in settlement, as well as expenses in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.
Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Delaware General Corporation
Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible
                            II-1
for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.
              The Certificate provides for indemnification to the fullest extent permitted by the Delaware General
Corporation Law, as amended from time to time. Under the Certificate, any expansion of the protection afforded directors, officers, employees, or agents by the Delaware
General Corporation Law will automatically extend to ALLTEL's directors, officers, employees, or agents, as the case may be.
              Any underwriters or agents referred to in the agreement filed as Exhibit 1 to this registration statement will agree to indemnify the Registrant's directors, its officers who signed the registration statement, and its controlling persons against certain liabilities that might arise under the Securities Act of 1933 from information furnished to the Registrant by or on behalf of any such indemnifying party.

Item 16.  Exhibits.
         1*           - Form of Underwriting Agreement.
         4(a)(i)      - Indenture between the Registrant and
                        Ameritrust Company National Association, Trustee, dated as of January 1, 1987 (incorporated by reference to Registrant's Form S-3 Registration Statement, No. 33-10808, filed on December 16, 1986).
         4(a)(ii)     - First Supplemental Indenture dated as of March1, 1987
                        (incorporated by reference to Registrant's Current Report on Form 8-K Report dated March 6, 1987, filed on March 6, 1987).
         4(a)(iii)    - Second Supplemental Indenture, dated as of
                        April 1, 1989 (incorporated by reference to Registrant's Form S-3 Registration Statement, No. 33-27052 , filed on February 15, 1989).
         4(a)(iv)     - Third Supplemental Indenture, dated as of May 8,
                        (incorporated by reference to Registrant's Form S-3 Registration Statement, No. 33-39055, filed on February 20, 1991).
         4(a)(v)      - Fourth Supplemental Indenture, dated as of
                        March 1, 1991 (incorporated by reference to Registrant's Current Report on Form 8-K dated March 6, 1991, filed on March 6, 1991).
         4(a)(vi)     - Fifth Supplemental Indenture, dated as of October 1,
                        1993 (incorporated by reference to Registrant's Form S-3 Registration Statement No. 33-50401, filed on October 15, 1993).
         4(a)(vii)*   - Sixth Supplemental Indenture, dated as of      , 1994.
         4(b)*        - Form of Security. The form or forms of
                        Security with respect to each particular series of Securities registered hereunder that differs from the form of Security filed herewith will be filed
                        as an exhibit to a Current Report on Form 8-K
                        and shall be deemed to be incorporated herein
                        by reference.
         5*           - Opinion of Ivester, Skinner & Camp as to the
                        legality of the Securities to be issued.
         23(a)        - Consent of Arthur Andersen & Co.,
                        Independent Public Accountants.
         23(b)*       - Consent of counsel is contained in Opinion of
                        Counsel filed as Exhibit 5.
         24(a)        - Powers of Attorney.
         24(b)        - Resolutions of Board of Directors.
         25*          - Form T-1, Statement of Eligibility and
                        Qualification under Trust Indenture Act of 1939 of Society National Bank.

        *          To be filed by amendment.

                                         II-2

Item 17.  Undertakings.
              The undersigned Registrant hereby undertakes:
                   (1) To file, during any period in which offers or
            sales are being made of the Securities, a post-effective amendment to this registration statement:
                         (i) to include any prospectus required by section
                   10(a) (3) of the Securities Act of 1933;
                         (ii) to reflect in the prospectus any facts or
                   events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;
                         (iii) to include any material information with
                   respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
            provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange
            Act of 1934 that are incorporated by reference in this registration statement.
                   (2) That, for the purpose of determining any
            liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                   (3) To remove from registration by means of a
            post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.
                   (4) That, for purposes of determining any liability
            under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                   (5) That, for purposes of determining any liability
            under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
                   (6) That, for the purpose of determining any
            liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                   (7) To file an application for the purpose of
            determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture
            Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful
                                      II-3
defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
                                      II-4

                                 SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on the 18th of March,
1994.


                                               ALLTEL CORPORATION

                                               By    MAX E. BOBBITT
                                                     (Max E.Bobbitt, President)


              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                       Title                     Date

      *JOE T. FORD            Chief Executive Officer and
       (Joe T. Ford)          Director
                              (Principal Executive Officer)

       MAX E. BOBBITT         President and Director
      (Max E. Bobbitt)

      *DENNIS J. FERRA        Senior Vice President - Accounting
     (Dennis J. Ferra)        and Administration
                              (Principal Accounting Officer)

      *TOM T. ORSINI          Senior Vice President - Finance
      (Tom T. Orsini)         and Corporate Development
                              (Principal Financial Officer)

      *BEN W. AGEE            Director
      (Ben W. Agee)

      *ALFRED E. CAMPDON      Director
      (Alfred E. Campdon)

      *W. W. JOHNSON          Director                            March 18, 1994
      (W. W. Johnson)

      *EMON A. MAHONY, JR.    Director
      (Emon A. Mahony, Jr.)

     *GEORGE C. MCCONNAUGHEY  Director
     (George C. McConnaughey)


                                    II-5

      Signature                     Title                          Date

    *WALTER G. OLSON           Director
    (Walter G. Olson)

    *PHILIP F. SEARLE          Director
    (Philip F. Searle)

    *JOHN E. STEURI            Director                         March 18,1994
    (John E. Steuri)

    *CARL H. TIEDEMANN         Director
    (Carl H. Tiedemann)

    *RONALD TOWNSEND           Director
    (Ronald Townsend)

    *WILLIAM H. ZIMMER, JR.    Director
    (William H. Zimmer, Jr.)


    *BY MAX E. BOBBITT                                         March 18, 1994
   (Max E. Bobbitt, Attorney-in-Fact)

                                     II-6

                                             EXHIBIT INDEX

 Official                                                       Supplemental
  Exhibit                                                           Page
     No.                     Description                             No.
     1          - Form of Underwriting Agreement(2)
     4(a)(i)    - Indenture between the Registrant and
                  Ameritrust Company National Association,
                  Trustee, dated as of January 1, 1987
                  (incorporated by reference to Registrant's Form
                   S-3
                   Registration Statement, No. 33-10808, filed on
                   December 16, 1986).
     4(a)(ii)   -  First Supplemental Indenture dated as of March 1, 1987
                   (incorporated by reference to Registrant's Current
                   Report on Form 8-K dated March 6, 1987,
                   filed on March 6,1987).
     4(a)(iii)  -  Second Supplemental Indenture, dated as of
                   April 1, 1989 (incorporated by reference to
                   Registrant's Form S-3
                   Registration Statement, No. 33-27052, filed on
                   February 15, 1989).
     4(a)(iv)   -  Third Supplemental Indenture, dated as of
                   May 8, 1990 (incorporated by reference to
                   Registrant's Form S-3
                   Registration Statement, No. 33-39055, filed on
                   February 20, 1991).
     4(a)(v)    -  Fourth Supplemental Indenture, dated as of
                   March 1,1991
                   (incorporated by reference to Registrant's
                   Current Report on Form 8-K dated March 6,
                   1991, filed on March 6, 1991).
     4(a)(vi)   -  Fifth Supplemental Indenture, dated as of
                   October 1, 1993(incorporated by reference
                   to Registrant's Form S-3 Registration
                   Statement No. 33-50401, filed on October 15,
                   1993).
     4(a)(vii)  -  Sixth Supplemental Indenture, dated as of
                                  , 1994 (2).
     4(b)       -  Form of Security (2).  The form or
                   forms of Security with respect
                   to each particular series of Securities registered
                   hereunder that differs from the form of
                   Security filed herewith will be
                   filed as an exhibit to a Current Report
                   on Form 8-K and shall be deemed to be
                   incorporated herein by reference.
     5          -  Opinion of Ivester, Skinnner & Camp,
                   as to the legality of the Securities to
                   be issued(2).
     23(a)      -  Consent of Arthur Andersen & Co., Independent
                   Public Accountants(1).                                II-8
     23(b)      -  Consent of Counsel is contained in
                   Opinion of Counsel filed as Exhibit 5(2).
     24(a)      -  Powers of Attorney(1).                                II-9
     24(b)      -  Resolutions of Board of Directors(1).                 II-23
     25            Form T-1, Statement of Eligibility and
                   Qualification under Trust Indenture Act
                   of 1939 of Society National Bank (2).

(1)         Filed herewith.

(2)         To be filed by Amendment.

                                    II-7
                                     16
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